March 1, 2023

BlueCove Limited

10 New Burlington Street

London W1S 3BE, United Kingdom

Investment Advisory Agreement For Subadviser

Harbor Convertible Securities Fund

Dear Sir or Madam:

Harbor Capital Advisors, Inc. (the “Adviser”), a Delaware corporation, with its principal offices at 111 South Wacker Drive, Chicago, Illinois 60606, is the investment adviser to Harbor Funds (the “Trust”) on behalf of Harbor Convertible Securities Fund (the “Fund”). The Trust has been organized as a statutory trust under the laws of the State of Delaware to engage in the business of an investment company. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The shares of beneficial interest of the Trust (the “Shares”) are divided into multiple series, including the Fund, as established pursuant to resolutions adopted by the Board of Trustees of the Trust (the “Board” or the “Trustees”). Pursuant to authority granted the Adviser by the Trust’s Trustees, the Adviser has selected BlueCove Limited (“you”, “your” or “yourself”) to act as the sole sub-investment adviser of the Fund and to provide certain other services, as more fully set forth herein (the “Agreement”). You are willing to act as such a sub-investment adviser and to perform such services under the Agreement. Accordingly, the Adviser and the Trust on behalf of the Fund, severally and not jointly, agree with you as follows:

1.	Delivery of Fund Documents. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

(a)	Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the “Declaration of Trust”);

(b)	By-Laws of the Trust as in effect on the date hereof (the “By-Laws”); and

(c)	Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.

The Adviser will furnish you from time to time with copies of all material amendments of or supplements to the foregoing.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

2.

Advisory Services. You will regularly provide the Fund with advice concerning the investment management of the Fund’s assets, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, and any investment guidelines or other instructions received in writing from the Adviser (the “Guidelines”). The Board or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund. You will determine what securities and other financial instruments shall be purchased for the Fund’s assets, what securities and other financial instruments shall be held or sold by the Fund’s assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust’s Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, or any investment guidelines or other instructions received by you in writing from the Adviser, and subject, further, to such policies and instructions as the Board may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities with brokers or dealers selected by you for the Fund.

Your investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in securities and financial instruments, such as financial futures contracts and options thereon, subject always to the investment objectives, policies and restrictions of the Fund as set forth in the Prospectus and Statement of Additional Information for the Fund. To implement your investment authority, you are authorized to: (i) open and maintain brokerage accounts for securities and derivative instruments, including financial futures and options and swaps (such accounts hereinafter referred to as “brokerage accounts”) on behalf of and in the name of the Fund and (ii) execute for and on behalf of the Fund, standard customer agreements with a broker or brokers.

You shall have no responsibility for actions taken in reliance on the Declaration of Trust; the By-Laws; the Fund’s written investment objectives and policies; the Prospectus and Statement of Additional Information; and written instructions, each as in effect from time to time. You will conform your conduct to, and will ensure that your management of the Fund’s assets complies with, applicable requirements of the Fund’s compliance policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act provided to you (“Fund Policies and Procedures”), the Investment Company Act and Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and all rules and regulations thereunder, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), all other applicable federal and state laws and regulations, and with the provisions of the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, included in the Fund’s effective registration statement filed on Form N-1A under the Securities Act of 1933, as amended (“Securities Act”), and the Investment Company Act (the “Registration Statement”).

The Board has delegated to you discretionary authority to exercise voting rights with respect to all proxies solicited by or with respect to the issuers of securities and other investments in the Fund. You shall be responsible for the administration of the proxy voting process and exercise these voting rights or refrain from voting in accordance with your then-current proxy voting policy, procedures and/or guidelines, as provided to us from time to time and based on the best interests of the Fund’s shareholders. You are authorized to instruct the Fund’s custodian as necessary in order for you to receive proxies and shareholder communications relating to securities held in the Fund. You will maintain appropriate records detailing your voting of proxies on behalf of the Fund and, upon the Adviser’s reasonable request, will provide a report setting forth the names of the issuers, proposals voted on, how the Fund’s shares were voted and your resolution of any conflicts of interest. For the avoidance of doubt, you will not be responsible for filing Form N-PX or any other regulatory filings in connection with your discretionary authority to exercise of voting rights with respect to the Fund.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

You shall maintain written compliance policies and procedures pursuant to Rule 206(4)-7 under the Investment Advisers Act that are reasonably designed to ensure compliance by you with the Investment Advisers Act and the rules thereunder, which shall include compliance policies and procedures that are reasonably designed to prevent yourself and the Fund from violating the requirements referenced in the preceding paragraphs and applicable federal securities laws. You agree to provide the Trust and the Adviser with such reports and certifications and with such access to your officers and employees as the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser immediately upon detection of any breach of any of the Fund’s Policies and Procedures or Guidelines and of any violation of any applicable law or regulation, including the Investment Company Act and Subchapter M of the Code, relating to the Fund. You also agree to notify us promptly upon detection of any material violations of your compliance policies and procedures that relate to your management of the Fund or your activities as an investment adviser generally, when the violation could be considered material to your advisory clients.

You shall keep the Fund’s books and records that are specified in this Agreement as required to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly upon request and without any charge to the Fund any of such records required to be maintained by you. Notwithstanding the foregoing, you shall be entitled to maintain copies of such records as are required to be maintained by you under applicable law and/or pursuant to your compliance policies and procedures.

Upon reasonable request from the Adviser, you will reasonably assist the Valuation Committee of the Adviser in valuing securities or other financial instruments of the Fund as may be required from time to time, including making available information of which you have knowledge related to the securities or other financial instruments being valued. You will not be responsible for determining or ratifying the valuations of the securities or other assets included in the Fund that are used by the Fund for purposes of determining its net asset value (“NAV”) and assessing compliance with applicable laws and regulations and the Fund Policies and Procedures that depend on such valuations or NAV determinations.

If permitted under applicable law, you shall promptly provide the Trust and the Adviser with any non-public information you receive as a result of transactions entered into on behalf of the Fund that is not received by another service provider to the Fund regarding class action claims or any other legal matters involving any security or other financial instrument held in the Fund and shall cooperate with the Trust and the Adviser to the extent necessary for the Trust or the Adviser to pursue and/or participate in any such action or matter.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make appropriate officers and employees available to meet, which may be done virtually or by teleconference, with the Trustees and the Trust’s or Adviser’s officers at least quarterly on due notice to review the investments and investment program of the Fund in light of current and prospective economic and market conditions. You will cooperate with the Trust’s independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their audit, including, but not limited to, their opinion included in the Trust’s annual report under the Investment Company Act and annual amendment to the Trust’s registration statement under the Investment Company Act.

The Trust and the Adviser acknowledge that you are not authorized to hold client money or client assets, and you will not hold cash or assets on behalf of the Trust (but this shall not affect your ability to deal with investments on behalf of the Fund).

Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association, except as specifically prescribed in paragraph 4.

You may not delegate to any person, including to one or more companies that you control, are controlled by, or are under common control with, or to specified employees of any such companies, any of your duties under this Agreement without the prior written consent of the Adviser.

3.

Allocation of Charges and Expenses. You will bear your own costs of providing services hereunder. You will not be required to pay any expenses of the Fund, which include: (i) any Fund expenses payable by the Adviser under the Fund’s agreement with the Adviser (the “Adviser Agreement”); (ii) costs of borrowing money, including interest expenses; taxes and governmental fees; acquired fund fees and expenses; brokers’ commissions and any other transaction-related expenses and fees arising out of transactions effected on behalf of the Fund; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; and (iii) other expenses specified in the Advisory Agreement or disclosed in each Fund’s prospectus as payable by the Fund.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

4.

Compensation of the Subadviser. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A hereto, quarterly in arrears, based on a percentage of the average daily net assets (as defined below) of the portion of each Fund that you managed during the quarter. “Average daily net assets” means the average of the values placed on the net assets of the Fund that you managed on each day on which the net asset value of the Fund’s portfolio is determined. The net assets of the Fund are valued by the Fund’s custodian in the manner specified in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented. If determination of the value of net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund’s custodian determines the value of the net assets of the Fund’s portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

5.

Avoidance of Inconsistent Position and Brokerage. In connection with purchases or sales of securities and other financial instruments for the account of the Fund, neither you nor any of your directors, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of securities and other financial instruments by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board. You or your agent shall arrange for the placing of all orders for the purchase and sale of securities and other financial instruments for the Fund’s account with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. You will pay directly out of your own resources for research. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

You will advise the Trust’s custodian and the Adviser on a prompt basis of each purchase and sale of a security and other financial instrument, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board or the Adviser may request, you will furnish to the Trust’s officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities and other financial instruments held in the portfolios, all in such detail as the Trust or the Adviser may reasonably request.

On occasions when you deem the purchase or sale of a security or other financial instrument to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other financial instruments to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or other financial instruments so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

6.

Limitation of Liability of Subadviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

7.	Representations and Warranties.

(a) You represent and warrant that:

i.	You are an investment adviser registered under the Investment Advisers Act;

ii.

You are registered as a Commodity Trading Advisor (“CTA”) and a Commodity Pool Operator (“CPO”) under the Commodity Exchange Act (“CEA”) with the Commodity Futures Trading Commission (“CFTC”) and you are a member of the National Futures Association (“NFA”);

iii.

You are a private limited company duly organized and properly registered and operating under the laws of England and Wales with the power to own and possess its assets, perform your obligations under this Agreement, and to carry on your business as it is now being, and to be, conducted;

iv.

The execution, delivery and performance of this Agreement are within your powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on your part for the execution, delivery and performance of this Agreement, and your execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) your governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon you;

v.

You will maintain insurance coverage in such amounts considered commercially reasonable and appropriate under current industry practice for an investment adviser of your size and business model, as such may change from time to time, and will promptly provide the Adviser with notification of any materially adverse changes to or cancellation of such coverage; and

vi.	You will promptly notify the Adviser and the Trust if you suffer a material adverse change in your business that would materially impair your ability to perform your relevant duties for the Fund.

(b) The Adviser represents and warrants that:

i.	The Adviser is an investment adviser registered under the Investment Advisers Act;

ii.	The Adviser is or will be registered as a CTA and a CPO under the CEA with the CFTC and the NFA, or is not required to register pursuant to an applicable exemption;

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

iii.

The Adviser is a Delaware corporation duly organized under the laws of the State of Delaware and in good standing with the power to own and possess its assets, perform the Adviser’s obligations under this Agreement, and to carry on the Adviser’s business as it is being conducted;

iv.

The execution, delivery and performance of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the Adviser’s part for the execution, delivery and performance of this Agreement, and the Adviser’s execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

v.

The Adviser Agreement for the Fund includes the provisions required by Section 15(a) of the Investment Company Act and was approved by: (i) the Board and its Trustees in accordance with the requirements of Section 15 of the Investment Company Act and (ii) “a majority of the outstanding voting securities” of each Fund, as such term is defined in the Investment Company Act; and

vi.	The Adviser has been duly authorized by the Fund’s Board pursuant to the applicable Adviser Agreement to delegate to you the provision of investment services to the Fund as contemplated hereby.

(c) The Trust, on behalf of the Fund, represents and warrants that:

i.

The Fund is a duly constituted series of the Trust with the power to own and possess its assets, perform the Fund’s obligations under this Agreement, and to carry on the Fund’s business as it is being conducted;

ii.	The Trust is duly organized under the laws of the State of Delaware and in good standing;

iii.

The execution, delivery and performance of this Agreement are within the Fund’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the Fund’s part for the execution, delivery and performance of this Agreement, and the Fund’s execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Fund’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Fund;

iv.

To the best of the Trust’s knowledge, the Fund’s Registration Statement is currently effective and complies in all material respects with the requirements of the Securities Act and the Investment Company Act and the rules and regulations thereunder;

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

v.

To the best of the Trust’s knowledge, the Fund is currently in material compliance and shall at all times continue to materially comply with the requirements imposed upon the Fund by applicable law and regulations;

vi.

the Fund has adopted and implemented written policies and procedures, as required by Rule 38a-1 under the Investment Company Act, which are reasonably designed to prevent violations of the federal securities laws by the Fund, its employees, officers and agents;

vii.	the Fund has received a copy of your Form ADV (Parts 1 and 2); and

viii.

this Agreement has been approved: (a) by the Fund’s Board and its Trustees in accordance with the requirements of Section 15 of the Investment Company Act and (b) by a vote of “a majority of the Fund’s outstanding voting securities” of the Fund, as such term is defined in the Investment Company Act, or otherwise in accordance with any applicable exemption from such requirements granted to the Adviser and the Fund pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”).

8.

Duration and Termination of this Agreement; Survival. This Agreement shall remain in force until March 1, 2025 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the SEC by any rule, regulation or order. This Agreement may, on 30 days’ written notice, be terminated at any time with respect to the Fund without penalties charged to the Fund, by the Board, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon its assignment or the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person”, “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the SEC by any rule, regulations or order. The provisions of paragraphs 6, 10 and 13 shall survive the termination of this Agreement.

9.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

It shall be your responsibility to furnish such information requested by the Board from you as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 8 or 9 hereof.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

10.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles and the Investment Company Act. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the Investment Company Act, the latter shall control.

11.

Miscellaneous. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. All persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as none of the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Schedule to this Agreement forms part of it.

This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer rights, privileges, claims or remedies upon any shareholder or other person other than the parties (including the Trust with respect to the Fund) and their respective successors and permitted assigns.

The Adviser acknowledges that it has received information regarding your regulatory status.

12.

Prohibition on Consulting with other Subadvisers. You are not permitted to consult with any other subadviser to the Trust with respect to transactions by the Fund in securities or other financial instruments.

13.

Confidentiality. You shall maintain all non-public information regarding the Fund’s portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is made in the proper performance of your duties hereunder, approved in writing by the Fund or the Adviser, or is otherwise required by law. Without limiting the generality of the foregoing, you may disclose information to the Fund’s service providers in connection with your duties under this Agreement. You shall not use your knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for your own or your affiliates’ (or your respective directors, officers and employees) benefit to the detriment of the Fund. If you are requested or required by law to disclose any confidential information by any regulatory authority or pursuant to an order of a court or a facially valid administrative, legislative or other subpoena, then to the extent permitted by applicable law you shall immediately notify the Adviser of the request to allow the Adviser the opportunity to legally contest or limit the scope and terms of any such disclosure required by law. Information that was or becomes generally available to the public, other than as a result of disclosure by you in violation of this provision, will not be considered non-public or confidential information for purposes of this paragraph.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

The Adviser shall regard as confidential all information that it may receive related to your investment models, investment factors, and investment and trading processes that were utilized in making and implementing investment recommendations for the Fund under this Agreement. You retain all rights in and to any investment models, investment factors, investment and trading processes used by or on behalf of the Fund and any models, factors or processes based upon or derived from them, including any improvements thereon made in the course of providing services hereunder.

14.

Use of Names. Neither party shall use the name, trademark or trade name of the other party or any of its affiliates in any advertising, promotional or other material, whether in written, electronic or other form, distributed to any unaffiliated third party without obtaining specific prior written approval of the non-disclosing party.

Notwithstanding the foregoing, both parties agree that for so long as the Fund remains in existence and you serve as subadviser to the Fund, subject to the terms of this paragraph 14, (i) the Adviser shall have a non-exclusive, non-transferable, royalty-free license to reproduce, distribute, publicly display or otherwise use your name, including any short form thereof, logo or other identifying mark, and trade name (collectively, the “Adviser Licensed IP”) on its website and in advertising, promotional and marketing materials for the Trust (collectively, “Adviser Materials”); and (ii) the Sub-Adviser shall have a non-exclusive, non-transferable, royalty-free license to reproduce, distribute, publicly display or otherwise use each Fund’s name, including any short form thereof, logo or other identifying mark, and trade name, along with your relationship with the Adviser and the Fund (collectively, the “Sub-Adviser Licensed IP”) solely for the purpose of identifying the Fund and/or the Adviser as clients and as required by applicable law (collectively, “Sub-Adviser Materials”).

The Adviser will be permitted to use the Adviser Licensed IP in any Adviser Materials solely for the purpose of identifying you as the subadviser to the Fund or including you in a listing of entities that serve as subadvisers to the series of the Trust, without your prior approval. With respect to all other Adviser Materials, the Adviser’s use of the Adviser Licensed IP will be subject to your prior review and approval of a sample of such Adviser Materials, and you agree to use reasonable efforts to review such samples of Adviser Materials within five business days of their receipt. Following your review and approval of a sample of any Adviser Materials containing the Adviser Licensed IP, the Adviser will thereafter be permitted to modify such Adviser Materials (and use such modified Adviser Materials), without your approval, including, without limitation, in order to update statistical data or identifying information regarding any new or existing series or subadviser of the Trust, provided that the modifications do not materially change the character or substance of the Adviser Materials. Notwithstanding anything to the contrary herein, the Adviser agrees that it will provide copies of any Adviser Materials containing the Adviser Licensed IP for review by you, from time to time, upon your reasonable request.

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

The Adviser agrees that it will not edit, excerpt or modify the Adviser Licensed IP in any way. You and the Adviser both acknowledge that neither party will acquire any right, title or interest to the Adviser Licensed IP or the Sub-Adviser Licensed IP, respectively, or any of the goodwill associated therewith. The Adviser further agrees that it will be responsible for ensuring that all Adviser Materials containing the Adviser Licensed IP which are used to market the Fund to current and prospective investors will comply with applicable laws, rules and regulations. You further agree that you will be responsible for ensuring that all Sub-Adviser Materials containing the Sub-Adviser Licensed IP which are used as contemplated in this paragraph 14 will comply with applicable laws, rules and regulations.

[Signatures appear on the following page]

BLUECOVE LIMITED

HARBOR CONVERTIBLE SECURITIES FUND

MARCH 1, 2023

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this Agreement and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this Agreement shall become a binding contract.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

HARBOR FUNDS ON BEHALF OF
HARBOR CONVERTIBLE SECURITIES FUND

By:	/s/ Charles F. McCain
Charles F. McCain, President

HARBOR CAPITAL ADVISORS, INC.

By:	/s/ Kristof Gleich
Kristof Gleich, President

The foregoing Agreement is hereby accepted as of the date thereof.

BLUECOVE LIMITED

By:	/s/ Alex Khein
Name:	Alex Khein
Title:	CEO